EXHIBIT 48




                    AMENDMENT NO. 1, dated as of November 25, 2002 (this
               "Amendment"), to the AMENDED AND RESTATED LIMITED LIABILITY LIMITED PARTNERSHIP AGREEMENT (the "Partnership Agreement") of VIVENDI UNIVERSAL ENTERTAINMENT LLLP (the "Partnership") dated as of May 7, 2002, by and among USI ENTERTAINMENT INC., a Delaware corporation ("Universal Sub"), as general partner, USANI HOLDINGS XX, INC., a Delaware corporation, UNIVERSAL PICTURES INTERNATIONAL HOLDINGS BV, a corporation organized under the laws of The Netherlands, UNIVERSAL PICTURES INTERNATIONAL HOLDINGS 2 BV, a corporation organized under the laws of The Netherlands, NYCSPIRIT CORP. II, a Delaware corporation, USA INTERACTIVE (formerly known as USA Networks, Inc.), a Delaware corporation, USANi SUB LLC, a Delaware limited liability company, NEW-U STUDIOS HOLDINGS, INC., a Delaware corporation, and BARRY DILLER, as limited partners, VIVENDI UNIVERSAL, S.A., a societe anonyme organized under the laws of France, UNIVERSAL STUDIOS, INC., a Delaware corporation, and, SUB I - USA Holding LLC, a Delaware limited liability company, USI - USA Holding LLC, a Delaware limited liability company, USIE - USA Holding LLC, a Delaware limited liability company, and V - USA Holding LLC, a Delaware limited liability company.

          A. The Partnership intends to enter into the VUE Term Loan Agreement (as defined below).

          B. As a condition to the VUE Term Loan Agreement, the Partners are required to amend certain provisions of the Partnership Agreement as set forth herein.

          C. Each capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in the Partnership Agreement.

          Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1. Amendments.

               (a) Section 1.01 of the Partnership Agreement is hereby amended by inserting the following definition in the appropriate alphabetical order therein:

                    ""VUE Term Loan Agreement" shall mean the Amended and
               Restated Agreement, dated as of November 25, 2002, among the Partnership, Banc of America Securities LLC and J.P. Morgan Securities Inc., as lead arrangers and bookrunners, the Banks party thereto and JPMorgan Chase Bank, as administrative agent."

                    ""VUE Security Agreement" shall mean the Guarantee and
               Security Agreement, dated as of November 25, 2002, among the Partnership, the guarantors party thereto and JPMorgan Chase Bank, as administrative agent."



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                                                                               2


               (b) Section 2.03 of the Partnership Agreement is hereby amended by inserting prior to the period at the end of such section the words ", other than trade or fictitious names required in connection with the business of subsidiaries of the Partnership in the ordinary course of their business."

               (c) Article XIII of the Partnership Agreement is hereby amended by inserting the following section at the end thereof:

                    "SECTION 13.06. VUE Term Loan Agreement. The Partnership
               shall not at any time on or prior to the 91st day following the date on which all of the Release Conditions (as defined in the VUE Security Agreement) are satisfied, take any action of the sort contemplated by Clause 16.6(c) of the VUE Term Loan Agreement with respect to the Partnership or any of its Subsidiaries (as defined in the VUE Term Loan Agreement) or the assets of any of the foregoing without the prior written agreement of all Partners holding Common Interests at such time."

          SECTION 2. Effectiveness. This Amendment shall be effective as of the date first set forth above.

          SECTION 3. Effect of Amendment.

          Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the parties to the Partnership Agreement, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Partnership Agreement, all of which are hereby ratified and affirmed in all respects and shall continue in full force and effect.

          SECTION 4. Counterparts.

          This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

          SECTION 5. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.


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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.


                                       USI ENTERTAINMENT, INC.,

                                       By /s/ Karen Randall
                                          --------------------------------------
                                          Name: Karen Randall
                                          Title: Executive Vice President


                                       USANI HOLDING XX, INC.,

                                       By /s/ Karen Randall
                                          --------------------------------------
                                          Name: Karen Randall
                                          Title: Executive Vice President


                                       UNIVERSAL PICTURES
                                       INTERNATIONAL HOLDINGS BV,

                                       By /s/ Ad Heskes
                                          --------------------------------------
                                          Name: Ad Heskes
                                          Title: Director


                                       By /s/ N. A. Doornberg
                                          --------------------------------------
                                          Name: N. A. Doornberg
                                          Title: Director


                                       UNIVERSAL PICTURES
                                       INTERNATIONAL HOLDINGS 2 BV,

                                       By /s/ Johannes Reinier van den Eijnden
                                          --------------------------------------
                                          Name: Johannes Reinier van den Eijnden
                                          Title: Director


                                       By /s/ Th. Roos
                                          --------------------------------------
                                          Name: Th. Roos
                                          Title: Director


                                       NYCSPIRIT CORP. II,

                                       By /s/ George E. Bushnell III
                                          --------------------------------------
                                          Name: George E. Bushnell III
                                          Title: President


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                                       USA INTERACTIVE,

                                       By /s/ Dara Khosrowshahi
                                          --------------------------------------
                                          Name: Dara Khosrowshahi
                                          Title: Executive Vice President &
                                                 Chief Financial Officer


                                       USANi SUB LLC,

                                       By /s/ Dara Khosrowshahi
                                          --------------------------------------
                                          Name: Dara Khosrowshahi
                                          Title: Executive Vice President &
                                                 Chief Financial Officer


                                       NEW-U STUDIOS HOLDINGS, INC.,

                                       By /s/ Dara Khosrowshahi
                                          --------------------------------------
                                          Name: Dara Khosrowshahi
                                          Title: Executive Vice President &
                                                 Chief Financial Officer


                                       BARRY DILLER,

                                       /s/ Barry Diller
                                       -----------------------------------------